Exhibit 10.4

FIRST AMENDMENT TO GUARANTY

This First Amendment (this “Amendment”) to that certain Guaranty dated June 27, 2012 (the “Guaranty”), is entered into on December 17, 2014 to be effective as of June 27, 2012, by CorCell Companies, Inc., a Nevada corporation (“CCCI”); CorCell, Ltd., a Nevada corporation (“CCL”); Cord Partners, Inc., a Florida corporation (“CPI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”), for the benefit of  Tonaquint, Inc., a Utah corporation (together with its successors, transferees and/or assigns, “Investor”).  CCCI, CCL, CPI, CBAPI, and Channel are referred to herein collectively as the “Guarantors”.  Each of the Guarantors and Investor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise defined herein, all references to defined terms herein shall refer to such terms as defined in the Guaranty.

WHEREAS, the Guarantors previously executed the Guaranty for the benefit of Investor, guaranteeing certain indebtedness, liabilities and obligations of the parent company of the Guarantors, Cord Blood America, Inc., a Florida corporation (“CBAI”), owed to Investor, all as set forth in the Guaranty; and

WHEREAS, the Guarantors desire to amend the Guaranty to clarify and confirm the indebtedness, liabilities and obligations of CBAI guaranteed under the Guaranty, among other things.

NOW THEREFORE, the Guarantors agree, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guaranty is hereby amended as follows:

1. Preamble.  The preamble of the Guaranty shall be deleted in its entirety and replaced with the following:

“THIS GUARANTY, made effective as of June 27, 2012 (as the same may be amended from time to time, this “Guaranty”), is given by CorCell Companies, Inc., a Nevada corporation (“CCCI”); CorCell, Ltd., a Nevada corporation (“CCL”); Cord Partners, Inc., a Florida corporation (“CPI”); CBA Properties, Inc., a Florida corporation (“CBAPI”); and Career Channel Inc., a Florida corporation (“Channel”) (CCCI, CCL, CPI, CBAPSI, CBAPI, and Channel are collectively referred to as “Guarantors”), for the benefit of Tonaquint, Inc., a Utah corporation, and its successors, transferees, and assigns (collectively “Investor”).”

2. Recital A.  Recital “A” of the Guaranty (under the heading “PURPOSE”) shall be deleted in its entirety and replaced with the following:

“A.           Guarantors’ parent company, Cord Blood America, Inc., a Florida corporation (“CBAI”), has issued to Investor that certain Secured Convertible Promissory Note of even date herewith in the original principal amount of $1,252,000.00 (as the same may be amended, and including any promissory note for which said note is subsequently exchanged, the “Note”) pursuant to a Securities Purchase Agreement of even date herewith by and between CBAI and Investor (the “Purchase Agreement”).”

3. Section 1. Section 1 of the Guaranty shall be deleted in its entirety and replaced with the following:

“1.           Indebtedness Guaranteed.  Guarantors hereby absolutely and unconditionally guarantee the prompt payment in full of all indebtedness, liabilities and obligations owed by CBAI to Investor under the Purchase Agreement, Note and/or any of the other Transaction Documents, as the same may be amended, as well as under any settlement or exchange agreement arising from or related to any of the foregoing and all certificates, documents, agreements, resolutions and instruments delivered by CBAI or any of the Guarantors to Investor under or in connection with any such settlement or exchange agreement (collectively, including any such settlement or exchange agreement, the “Subsequent Transaction Documents”) (collectively, the “Obligations”), as and when the same (including without limitation portions thereof) become due and payable.  Guarantors acknowledge that the amount of the Obligations may exceed the principal amount of the Note.”

4. Section 3.  Section 3 of the Guaranty shall be deleted in its entirety and replaced with the following:

“3.           Alteration of Obligations.  In such manner, upon such terms and at such times as Investor and CBAI deem best and without notice to Guarantors, Investor and CBAI may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Note, release CBAI, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor.  No exercise or non-exercise by Investor of any right available to Investor, no dealing by Investor with Guarantors or any other guarantor, endorser of the Note or any other person, and no change, impairment or release of all or a portion of the obligations of CBAI under any of the Transaction Documents or any Subsequent Transaction Documents, or suspension of any right or remedy of Investor against any person, including, without limitation, CBAI and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantors hereunder or any security furnished by Guarantors or give Guarantors any recourse against Investor.  Each Guarantor acknowledges that its obligations hereunder are independent of the obligations of CBAI.”

5. Section 12.  Section 12 of the Guaranty shall be deleted in its entirety and replaced with the following:

“12.           Notices.  Whenever Guarantors or Investor shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, or mailed by registered or certified mail, postage prepaid, addressed as follows:

To Each Guarantor:

Cord Blood America, Inc.
Attn: Joseph R. Vicente and Stephen Morgan
1857 Helm Drive
Las Vegas, NV 89119

with a copy to (which shall not constitute notice):
Stoel Rives LLP
Attn: David L. Mortensen, Esq.
and
Attn: Rob Yates, Esq.
201 South Main Street, Suite 1100
Salt Lake City, UT 84111

To Investor:

Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan K. Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

Any such notice delivered personally shall be deemed to have been received upon delivery.  Any such notice sent by mail shall be presumed to have been received by the addressee three (3) business days after posting in the United States mail.  Any Party to whom any such notice is to be sent hereunder may change its address by giving the other such Parties written notice of its new address as herein provided.”

6. Payments to Guarantors.  All references to payments made to the Guarantors set forth in the Guaranty are deleted. Each of the Guarantors acknowledges and affirms the existence of consideration to support the guaranty provided by them in the Guaranty in favor of Investor and affirmatively represents, warrants, and covenants that they will not assert lack of consideration, or any other defense based on an alleged absence of consideration or receipt or use of the loan proceeds, as a defense to the enforceability of the Guaranty, this Amendment, or the Security Agreement. Those defenses are voluntarily and intentionally waived and relinquished by the Guarantors.

7. Acknowledgment Regarding Consideration.  Without limiting any provision contained herein, each of the Guarantors acknowledges and agrees that it has received adequate consideration for entering into this Amendment, and covenants never to assert lack or failure of consideration as a defense to the enforcement or effectiveness of this Amendment or the Guaranty.

8. Other Terms Unchanged.  The Guaranty, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Guarantors, and is in all respects agreed to, ratified, and confirmed. Any reference to the Guaranty after the date of this Amendment is deemed to be a reference to the Guaranty as amended by this Amendment.  If there is a conflict between the terms of this Amendment and the Guaranty, the terms of this Amendment shall control.  Each Party acknowledges and agrees that it is such Party’s intent that the Guarantors’ agreement to guaranty the indebtedness, liabilities and obligations of CBAI described under and pursuant to the Guaranty (as amended hereby) remain an unbroken and continuous commitment since June 27, 2012. In furtherance thereof, each Party represents and warrants that it is not aware of any facts or circumstances in contravention of the Parties’ intent expressed in the foregoing sentence and further agrees not to take any position to the contrary of such intent. Finally, each Party agrees to execute any documents and agreements and take such further actions as any other Party may reasonably request in support of such intent.

9. Headings.  The headings contained in this Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned Guarantors have executed and delivered this Amendment to be effective as set forth above.

GUARANTORS:

CORCELL COMPANIES, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CORCELL LTD.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CORD PARTNERS, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CBA PROPERTIES, INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

CAREER CHANNEL INC.

By: /s/ Joseph R. Vicente
Name: Joseph R. Vicente
Title: President

[SIGNATURE PAGE TO FIRST AMENDMENT TO GUARANTY]